UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500
Miami Beach, FL 33139

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (702) 514-4174

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of common stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2022, Dr. Yassine Bendiabdallah resigned from the board of directors (the “Board”) of Pasithea Therapeutics Corp. (the “Company”). In tendering his resignation, Dr. Bendiabdallah expressed no disagreement with the Company.

In addition, on September 14, 2022, Dr. Lawrence Steinman resigned from the Board’s audit committee. Dr. Steinman will remain a member of the Board and a member of the Board’s other two committees, the compensation committee and the nominating and corporate governance committee, of which he serves as the committee’s chairman.

Concurrently, the Board appointed Alfred J. Novak to the Board and to its audit committee.

Mr. Novak is an experienced health care executive with broad operating experience as Chief Executive Officer, Chief Financial Officer, and Chief Commercial Officer, as well as experience on the board of directors of numerous public and private companies. From May 2017, Mr. Novak has been a director of Dova Pharmaceuticals (NASDAQ:DOVA) which was acquired by SOBI (STO:SOBI) in  November, 2019). At Dova, he served on their compensation committee and was chairman of the audit committee. Since October, 2015 until he resigned in June, 2022,  Mr. Novak had been a director of LivaNova (NASDAQ:LIVN), a global medical technology company involved in neuromodulation for vagus nerve stimulation and heart lung machines, where he served on their board’s audit committee and compensation committee.  He also served on the board of Cyberonics, Inc.(NASDAQ:CYBX) from February, 2007 until October 2015 and was a member of that board’s audit and compensation committee.  Al was Chief Executive Officer of Syntheon Cardiology, an early stage, private, aortic valve company and a subsidiary of Syntheon LLC, a company he cofounded, from April 2014 until April 2015.  He was Board Chairman and Chief Executive Officer of Orbus Neich Medical Technologies, Inc. from 1998 until January 2014, a privately held, Hong Kong based, cardiology company which developed a bio-engineered stent. He was Director and Chief Executive Officer of Novoste Corporation (NASDAQ:NOVT),  a radiation-based, vascular company from 2001 until 2005.  He was a Director and Chief Executive Officer of Biosense, Inc, a 3-D virtual imaging and therapeutic electrophysiology company sold to Johnson & Johnson, from 1996 until 1998.  Al was Chief Financial Officer of Cordis Corporation, (NASDAQ:CORD) a company involved in pacing, catheters, and neuromodulation, which was acquired by Johnson & Johnson, from 1984 until 1996.  Al Novak received his MBA from the Wharton School of the University of Pennsylvania with a concentration in Healthcare Administration.  He received a BS from the United States Merchant Marine Academy and sailed as an officer in the Merchant Marine and the Navy.

There are no arrangements or understandings between Mr. Novak and any other person pursuant to which he was selected as a director, and there are no family relationships between Mr. Novak and any of the Company’s directors or executive officers. Mr. Novak has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Date: September 20, 2022	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer

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